UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2017

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On January 30, 2017, the Board of Directors of Kilroy Realty Corporation (the “Company”) amended and restated the Company’s Fourth Amended and Restated Bylaws (as amended and restated, the “Bylaws”) to make certain changes to the “proxy access” bylaw included in Article III, Section 3 of the Bylaws, which included changes to (i) decrease the “Required Shares” (as defined in the Bylaws) from five percent (5%) or more, to three percent (3%) or more, of the Company’s outstanding common stock, (ii) increase the number of stockholders who may aggregate their shares of the Company’s outstanding common stock for purposes of satisfying the “Required Shares” requirement to twenty (20) stockholders, (iii) clarify that a group of two (2) or more funds meeting certain requirements shall count as one stockholder for purposes of the foregoing aggregation limit, and (iv) provide that an “Eligible Stockholder” (as defined in the Bylaws) shall be deemed to own any loaned shares of the Company’s common stock that can be recalled by the stockholder on five (5) days’ notice. In addition, the Company revised Article VIII, Section 1 of the Bylaws to make a technical amendment to the “exclusive forum” bylaw to address a recent amendment to the Maryland General Corporation Laws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

3.1*	Fifth Amended and Restated Bylaws of Kilroy Realty Corporation, effective as of January 30, 2017
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: February 1, 2017

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

3.1*	Fifth Amended and Restated Bylaws of Kilroy Realty Corporation, effective as of January 30, 2017
*	Filed herewith